UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2021, Oncotelic Therapeutics, Inc. (the “Company”) entered into an Unsecured Convertible Note Purchase Agreement (the “Purchase Agreement”) with Golden Mountain Partners, LLC (the (“Holder”), pursuant to which the Company issued a convertible promissory note in the aggregate principal amount of $0.5 million (the “Note”), which Note is convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”).

The Note carries an interest rate of 2% per annum and matures on the earlier of (a) the one-year anniversary of the date of the Agreement, or (b) the acceleration of the maturity of the Note by Holder upon occurrence of an Event of Default (as defined below). The Note contains a voluntary conversion mechanism whereby the Holder may convert the outstanding principal and accrued interest under the terms of the Note into shares of Common Stock (the “Conversion Shares”), at the consolidated closing bid price of the Company’s Common Stock on the applicable OTC Market as of the date the Company receives a Notice of Conversion (as defined in the Note) from Holder. Prepayment of the Note may be made at any time by payment of the outstanding principal amount plus accrued and unpaid interest. The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, at the Holder’s election, the outstanding principal amount of the Note, plus accrued but unpaid interest, will become immediately due and payable in cash. The Purchase Agreement requires the Company to use of the proceeds received under the Note to support the clinical development of OT-101, including payroll and has been made in continuation of the relationship between the Company and the Holder.

The issuance of the Note is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, above.

Item 3.02	Unregistered Sale of Equity Securities.

See Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Unsecured Convertible Note Purchase Agreement between Oncotelic Therapeutics, Inc. and Golden Mountain Partners, LLC, dated October 25, etween Oncotelic Therapeutics, Inc. and Golden Mountain Partners, LLC, dated October 25, 2021	Filed herewith.
10.2	Promissory Note issued to Golden Mountain Partners, LLC, by Oncotelic Therapeutics, Inc., dated October 25, 2021.	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: October 28, 2021	By:	/s/ Vuong Trieu
Vuong Trieu
Chief Executive Officer

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